UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☑   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

HENRY SCHEIN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! HENRY SCHEIN, INC. 2026 Annual Meeting Vote by May 20, 2026 11:59 PM EDT HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747 V93217-P48678 You invested in HENRY SCHEIN, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 21, 2026. Get informed before you vote View the Combined Document, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 21, 2026 10:30 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/HSIC2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Incumbent Directors Nominees: 1a. Mohamad Ali For 1b. William K. “Dan” Daniel For 1c. Deborah Derby For 1d. Carole T. Faig For 1e. Kurt P. Kuehn For 1f. Philip A. Laskawy For 1g. Max Lin For 1h. Frederick M. Lowery For 1i. Anne H. Margulies For 1j. Reed V. Tuckson, M.D., FACP For 2. Proposal to approve, by non-binding vote, the 2025 compensation paid to the Company’s Named Executive Officers. For 3. Proposal to ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for For the fiscal year ending December 26, 2026. 4. Proposal to approve, by non-binding vote, a shareholder proposal to Govern by Majority Vote. Against NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V93218-P48678